Exhibit 99.2

SPEEDY RE-EMPLOYMENT, LLC

FINANCIAL STATEMENTS

DECEMBER 31, 2006 AND 2005

INDEPENDENT AUDITORS’ REPORT

To the Members

Speedy Re-employment, LLC

Delray Beach, Florida

We have audited the accompanying balance sheet of Speedy Re-employment, LLC as of December 31, 2006, and the related statements of operations, changes in members’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Speedy Re-employment, LLC as of December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

The accompanying balance sheet as of December 31, 2005, and the related statements of operations, changes in members’ equity, and cash flows for the year ended December 31, 2005 have been compiled by us in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. A compilation is limited to presenting information that is the representation of management in the form of financial statements. We have not audited or reviewed such financial statements and, accordingly, do not express an opinion or any other form of assurance on them.

/s/ Daszkal Bolton LLP

Jupiter, FL

June 1, 2007

SPEEDY RE-EMPLOYMENT, LLC

BALANCE SHEETS

AS OF DECEMBER 31, 2006 AND 2005

ASSETS

	2006	2005 (Unaudited)
Current assets:
Cash	$21,399	$122,905
Accounts receivable, net	643,314	444,657
Prepaid expenses and other current assets	32,818	1,681

Total current assets	697,531	569,243

Receivable from employees	29,030	752

Property and equipment, net	27,745	19,441

Total assets	$754,306	$589,436

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	58,628	19,409
Loan from shareholder	29,030	—
Accrued expenses and other current liabilities	16,219	—

Total current liabilities	103,877	19,409

Total liabilities	103,877	19,409

Commitments and contingencies
Members’ equity	650,429	570,027

Total liabilities and members’ equity	$754,306	$589,436

See accompanying notes to financial statements.

SPEEDY RE-EMPLOYMENT, LLC

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005 (Unaudited)
Revenues
Re-employment	$912,697	$980,476
Medicare set-aside	2,452,176	1,022,220

Total revenue	3,364,873	2,002,696

Cost of revenues
Re-employment	326,741	359,748
Medicare set-aside	615,616	274,914

	942,357	634,662

Gross profit	2,422,516	1,368,034
Selling, general and administrative expense	1,292,114	762,989

Net income	$1,130,402	$605,045

See accompanying notes to financial statements.

SPEEDY RE-EMPLOYMENT, LLC

STATEMENTS OF CHANGES IN MEMBERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	Capital Contributions	Retained Earnings	Total Members' Equity
Balance as of December 31, 2004 (unaudited)	$302,000	$(127,018)	$174,982
Net income	—	605,045	605,045
Dividends paid	—	(210,000)	(210,000)

Balance as of December 31, 2005 (unaudited)	302,000	268,027	570,027

Net income	—	1,130,402	1,130,402
Distributions	—	(1,050,000)	(1,050,000)

Balance as of December 31, 2006	$302,000	$348,429	$650,429

See accompanying notes to financial statements.

SPEEDY RE-EMPLOYMENT, LLC

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005 (Unaudited)
Cash flows from operating activities:
Net (loss) income	$1,130,402	$605,045
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation and amortization	6,003	4,384
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	(198,657)	(327,436)
Related party receivable	(28,278)	26,148
Prepaid expenses and other current assets	(31,137)	4,227
Increase (decrease) in:
Accounts payable	39,218	15,089
Accrued expenses and other current liabilities	16,219	—

Net cash provided by operating activities	933,770	327,457

Cash flows from investing activities:
Purchases of property and equipment	(14,306)	(9,513)

Cash flows from financing activities:
Accounts payable—related party	29,030	—
Distributions	(1,050,000)	(210,000)

Net cash used in financing activities	(1,020,970)	(210,000)

Net increase (decrease) in cash	(101,506)	107,944
Cash, beginning of year	122,905	14,961

Cash, end of year	$21,399	$122,905

Supplemental cash flow disclosure:
Interest paid	$—	$—

Income taxes paid	$—	$—

See accompanying notes to financial statements.

SPEEDY RE-EMPLOYMENT, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

Speedy Re-employment, LLC (the “Company”) is a national provider of re-employment and Medicare set-aside services to the workers’ compensation industry.

The Company was organized on January 2, 2004 as a limited liability company pursuant to the Florida Limited Liability Company Law.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, shipment has occurred and/or services are rendered, price is fixed or determinable and collectibility is reasonably assured.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an initial maturity of three months or less to be cash equivalents. At December 31, 2006, there are no cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Incidental expenditures for maintenance and repairs are charged against operations. Renewals and betterment that materially extend the life of assets are capitalized. Depreciation is provided on property and equipment over the equipments estimated useful service lives and is computed under the straight-line method of depreciation. The estimated useful lives range from 3 to 5 years.

Income Taxes

The Company has elected be unanimous consent of its shareholders to be taxed as a Limited Liability Company for Federal and State income tax purposes. Under those provisions, the Company does not pay federal income taxes on its taxable income. Instead, the shareholders are liable for individual federal income taxes on their respective share of the Company’s taxable income.

Advertising Costs

Advertising and marketing costs are expensed as incurred. Advertising expense totaled $15,202 and $19,884 for the year ended December 31, 2006 and 2005, respectively.

New Accounting Pronouncements

In September 2006, the FASB issued SFAS 157, “Fair Value Measurements,” which defines fair value, establishes a framework for measuring fair value in GAAP, and expands disclosures about fair value measurements. SFAS 157 does not require any new fair value measurements, but provides guidance on how to measure fair value by providing a fair value hierarch used to classify the source of the information. This statement is effective for fiscal years beginning after November 15, 2007. The Company is evaluating whether adoption of this statement will result in a change to its fair value measurements.

SPEEDY RE-EMPLOYMENT, LLC

NOTES TO FINANCIAL STATEMENTS

NOTE 3—CONCENTRATION OF CREDIT RISK

Cash

The Company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash and accounts receivable. At December 31, 2006, the Company’s cash balance exceeded the FDIC insurance limit by $58,096.

Accounts Receivable and Revenues

Accounts receivable at December 31, 2006 is distributed among approximately 34 customers. Two customers account for more than 10% of the total accounts receivable balance at December 31, 2006, representing 46% and 18% respectively, of the total balance.

Sales to the Company’s three largest customers totaled $2,088,630 for the year ended December 31, 2006 representing approximately 62% of the Company’s total sales for the year. Sales to the Company’s three largest customers totaled $445,021 for the year ended December 31, 2005, representing approximately 32% of the Company’s total sales for the year.

NOTE 4—PROPERTY AND EQUIPMENT

Fixed assets and accumulated depreciation as of December 31, 2006 and 2005 are summarized below:

	2006	2005 (Unaudited)
Computer equipment	$21,500	$16,547
Furniture and fixtures	4,678	4,678
Office equipment	11,960	2,600

Total	38,138	23,825
Accumulated depreciation	(10,393)	(4,384)

	$27,745	$19,441

Depreciation expense was $6,003 and $4,384 for the years ended December 31, 2006 and 2005, respectively.

NOTE 5—FAIR VALUE OF FINANCIAL INSTRUMENTS

The assets and liabilities of the Company are reported in the accompanying statement of financial condition at their carrying value, which approximate their fair values.

NOTE 6—RELATED PARTY TRANSACTIONS

The Company’s related parties include officers, directors and members. Related party transactions during the year ended December 31, 2006 include loans to employees, loans from owners and rent payments for lease of building. Loans and advances to related parties at December 31, 2006 were $29,030. Rent payments for the Company’s office space lease for the year ended December 31, 2006 were $38,392.

SCHEDULE I – UNAUDITED FINANCIAL STATEMENTS

BALANCE SHEETS AS OF SEPTEMBER 30, 2007 AND 2006

ASSETS
	30-Sep-07	30-Sep-06
	(Unaudited)	(Unaudited)
Current assets:
Cash	$133,000	$419,000
Accounts receivable, net	273,000	551,000

Total current assets	406,000	970,000

Property and equipment, net	28,000	32,000

Total assets	$434,000	$1,002,000

LIABILITIES AND MEMBERS’ EQUITY
Current liabilities:
Accounts payable	$52,000	$128,000
Accrued expenses and other current liabilities	68,000	20,000

Total current liabilities	120,000	148,000

Total liabilities	120,000	148,000

Commitments and contingencies
Members’ equity	314,000	854,000

Total liabilities and members’ equity	$434,000	$1,002,000

SCHEDULE I—UNAUDITED FINANCIAL STATEMENTS

STATEMENTS OF OPERATIONS FOR THE NINE MONTH PERIODS ENDED SEPTEMBER 30, 2007 AND 2006

	30-Sep-07	30-Sep-06
	(Unaudited)	(Unaudited)
Revenues, net	$2,461,000	$2,368,000

Cost of revenues	674,000	669,000

Gross profit	1,787,000	1,699,000

Selling, general and administrative expenses	982,000	905,000

Net income	$805,000	$794,000